EXHIBIT 13.3


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 6-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            REPORT OF FOREIGN ISSUER
                      PURSUANT TO RULE 13A-16 OR 15D-16 OF
                       THE SECURITIES EXCHANGE ACT OF 1934


For the Quarterly Payment Date on April 22, 2003

                           CRUSADE MANAGEMENT LIMITED,
              as manager of the Crusade Global Trust No. 1 of 2001
     ---------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


             Level 11, 55 Market Street, Sydney, NSW 2000, Australia
     ---------------------------------------------------------------------
                    (Address of principal executive offices)


         Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                       Form 20-F  [X]     Form 40-F [ ]


         Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                           Yes [ ]            No [X]


         If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-____________________.

OTHER EVENTS

         On the Quarterly Payment Date falling on April 22, 2003, Perpetual Trustees Consolidated Limited, in its capacity as issuer trustee (the "Issuer Trustee") made a regular quarterly distribution of principal and interest to the holders of the Class A Mortgage-Backed Floating Rate Notes (the "Notes").


FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         See page 4 for Exhibit Index

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Crusade Global Trust No. 1 of 2001, by the undersigned, thereunto duly authorized.


                                            CRUSADE MANAGEMENT LIMITED,
                                            as Trust Manager for the
                                            Crusade Global Trust No. 1 of 2001,
                                            ------------------------------------
                                                    (Registrant)




Dated: April 29, 2003                       By: /s/ Roger Desmarchelier
                                                --------------------------------
                                            Name:    Roger Desmarchelier
                                            Title:   Executive Manager

EXHIBIT INDEX

Exhibit  Description
-------  -----------------------------------------------------------------------
99.1     The Noteholders Report for the Quarterly Payment Date on April 22, 2003
-------  -----------------------------------------------------------------------

                                                                    EXHIBIT 99.1

                               NOTEHOLDERS REPORT

                        CRUSADE GLOBAL TRUST NO.1 OF 2001
                       COUPON PERIOD ENDING 22 APRIL 2003

USD NOTES
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                         FV OUTSTANDING                                 COUPON PAYMENTS     PRINCIPAL    CHARGE OFFS
                              (USD)         BOND FACTOR   COUPON RATE        (USD)       PAYMENTS (USD)     (USD)
                         --------------     -----------   -----------   ---------------  --------------  -----------

CLASS A1 NOTES                     0.00       0.000000%      0.00000%             0.00             0.00     0.00
CLASS A2 NOTES           331,740,128.99      52.399325%      1.56000%      1,446,449.13   35,068,609.87     0.00
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                         FV OUTSTANDING                                 COUPON PAYMENTS     PRINCIPAL    CHARGE OFFS
                              (AUD)        BOND FACTOR    COUPON RATE        (AUD)       PAYMENTS (AUD)     (AUD)
                         --------------   ------------    -----------   ---------------  --------------  -----------
CLASS A3 NOTES           200,000,000.00    100.000000%      5.18890%     2,587,341.92             0.00      0.00
CLASS B NOTES             33,600,000.00    100.000000%   Not Disclosed   Not Disclosed            0.00      0.00
CLASS C NOTES              4,500,000.00    100.000000%   Not Disclosed   Not Disclosed            0.00      0.00
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                                                                   31-MAR-03
POOL SUMMARY                                                          AUD
------------                                                 -----------------
Outstanding Balance - Variable Rate Housing Loans                  754,733,423
Outstanding Balance - Fixed Rate Loans                             115,347,152
Number of Loans                                                          9,764
Weighted Average Current LVR                                            56.06%
Average Loan Size                                                       89,111
Weighted Average Seasoning                                             53 mths
Weighted Average Term to Maturity                                     239 mths


PRINCIPAL COLLECTIONS                                                 AUD
---------------------                                        -----------------
Scheduled Principal Payments                                      9,521,205.13
Unscheduled Principal Payments                                   65,793,359.84
Redraws                                                           8,517,212.83
Principal Collections                                            66,797,352.14


TOTAL AVAILABLE PRINCIPAL                                            AUD
-------------------------                                   ------------------
Principal Collections                                            66,797,352.14
Principal Charge Offs                                                     0.00
Pay Back of Principal Draw                                                0.00
Total Available Principal                                        66,797,352.14
Outstanding Principal Draws From Previous Period                          0.00
Principal Distributed                                            66,797,352.14
Principal Retained                                                        0.00


TOTAL AVAILABLE FUNDS                                                AUD
---------------------                                       ------------------
Available Income                                                 15,758,714.90
Principal Draw                                                            0.00
Liquidity Draw                                                            0.00
Total Available Funds                                            15,758,714.90


REDRAW & LIQUIDITY FACILITIES                                        AUD
-----------------------------                               ------------------
Redraw Shortfall                                                          0.00
Redraw Carryover Charge Offs                                              0.00

--------------------------------------------------------------------------------
CPR
---                                     JAN.-03        FEB.-03        MAR.-03
                                        -------        -------        -------

                  1 MTH CPR              23.28%         21.55%         22.47%
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--------------------------------------------------------------------------------
ARREARS
-------                     % OF POOL
                           (BY NUMBER)
                           -----------

31 - 59 DAYS                  0.52%
60 - 89 DAYS                  0.22%
90+ DAYS                      0.20%
DEFAULTS*                     0.05%
LOSSES                         Nil

* Defaults are also included in the 90+ days arrears category.
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